Exhibit 4 - Form of each Variable Annuity Contract
GLMU116
                                     Page 1

Glenbrook Life
and Annuity Company
A Stock Company

Home Office:  Allstate Plaza, Northbrook, Illinois  60062-7154


Flexible Premium Deferred Variable Annuity Certificate


This Certificate is issued to customers of insurance agencies or broker/dealers that sell A I M mutual funds according to the terms of Master Policy number 64900041 issued by Glenbrook Life and Annuity Company to A I M Management Group, Inc. A I M Management Group, Inc. is called the Master Policyholder. This Certificate is governed by Delaware law.

Throughout this Certificate, "you" and "your" refer to the Certificate owner(s). "We", "us" and "our" refer to Glenbrook Life and Annuity Company.

Certificate Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit and a death benefit during the Accumulation Phase and periodic income payments beginning on the Payout Start Date during the Payout Phase.

The dollar amount of income payments or other values provided by this Certificate, when based on the investment experience of the Variable Account, will vary to reflect the performance of the Variable Account. For amounts in the Guaranteed Maturity Fixed Account, the withdrawal benefit, the death benefit, transfers to other sub-accounts and any periodic income payments may be subject to a Market Value Adjustment which may result in an upward or downward adjustment of the amount distributed.

This Certificate and Master Policy do not pay dividends.

The tax status of this Certificate as it applies to the owner should be reviewed each year.

PLEASE READ YOUR CERTIFICATE CAREFULLY.

This is a legal contract between the Certificate owner and Glenbrook Life and Annuity Company.

Return Privilege
If you are not satisfied with this Certificate for any reason, you may return it to us or our agent within 20 days after you receive it. We will refund any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date of cancellation, plus any purchase payments allocated to the Fixed Account. If this Certificate is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Certificate Value.

If you have any questions about your Glenbrook Life variable annuity, please contact Glenbrook Life at (800) 776-6978.



         Secretary                                Chief Executive Officer

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TABLE OF CONTENTS
--------------------------------------------------------------------

THE PERSONS INVOLVED..............................................3

ACCUMULATION PHASE................................................4

PAYOUT PHASE.....................................................10

INCOME PAYMENT TABLES............................................12

GENERAL PROVISIONS...............................................14

DPGM116

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ANNUITY DATA
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CERTIFICATE NUMBER:.......................................444444444

ISSUE DATE:........................................January 15, 1998

INITIAL PURCHASE PAYMENT:................................$10,000.00
                                                                IRA

INITIAL ALLOCATION OF PURCHASE PAYMENT:

                                   ALLOCATED
                                   AMOUNT (%)
                                   ----------
VARIABLE SUB-ACCOUNTS
        Sub-account A                  10%
        Sub-account B                  10%
        Sub-account C                  10%
        Sub-account D                  10%

                                                                       RATE
                                       ALLOCATED    GUARANTEED       GUARANTEED
                                       AMOUNT (%)   INTEREST RATE     THROUGH
                                       ----------   -------------    ----------
GUARANTEED MATURITY FIXED ACCOUNT
        1 Year Guarantee Period          10%           5.00%        01/15/1999
        3 Year Guarantee Period          10%           6.40%        01/15/2001
        5 Year Guarantee Period          10%           7.00%        01/15/2003
        7 Year Guarantee Period          10%           7.20%        01/15/2005
        10 Year Guarantee Period         10%           7.35%        01/15/2008

DOLLAR COST AVERAGING FIXED ACCOUNT
        1 Year Guarantee Period          10%           5.00%        01/15/1999

MINIMUM GUARANTEED RATE
        Dollar Cost Averaging Fixed Account:..............................3.00%

PAYOUT START DATE:.............................................January 15, 2053

OWNER:.................................................................John Doe
 .......................................................................Jane Doe

ANNUITANT:.............................................................John Doe
        AGE AT ISSUE:........................................................35
        SEX:...............................................................Male

                           RELATIONSHIP
BENEFICIARY                  TO OWNER                  PERCENTAGE
-----------                ------------                ----------
Jane Doe                      Wife                        100%

                           RELATIONSHIP
CONTINGENT BENEFICIARY       TO OWNER                  PERCENTAGE
----------------------     ------------                ----------
Susan Doe                   Daughter                      100%

GLMU116
                                     Page 15

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THE PERSONS INVOLVED
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Owner  The  person  named  at the  time  of  application  is the  owner  of this
Certificate unless subsequently changed. As owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else.

You may exercise all rights stated in this Certificate, subject to the rights of any irrevocable beneficiary.

You may change the owner or beneficiary at any time. If the owner is a natural person, you may change the annuitant prior to the Payout Start Date. Once we have received a satisfactory written request for an owner, beneficiary or annuitant change, the change will take effect as of the date you signed it. We are not liable for any payment we make or other action we take before receiving any written request for a change from you.

You may not assign an interest in this Certificate as collateral or security for a loan. However, you may assign periodic income payments under this Certificate prior to the Payout Start Date. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.

If the sole surviving owner dies prior to the Payout Start Date, the beneficiary becomes the new owner. If the sole surviving owner dies after the Payout Start Date, the beneficiary becomes the new owner and will receive any subsequent guaranteed income payments.

If more than one person is designated as owner:

- owner as used in this Certificate refers to all people named as owners, unless otherwise indicated;

-    any request to exercise ownership rights must be signed by all owners; and

- on the death of any person who is an owner, the surviving person(s) named as owner will continue as owner.


Annuitant The annuitant is the person named on the Annuity Data Page, but may be changed by the owner, as described above. The annuitant must be a living individual. If the annuitant dies prior to the Payout Start Date, the new annuitant will be:

-    the youngest owner; otherwise,

-    the youngest beneficiary.


Beneficiary The beneficiary is the person(s) named on the Annuity Data Page, but may be changed by the owner, as described above. We will determine the beneficiary from the most recent written request we have received from you. If you do not name a beneficiary or if the beneficiary named is no longer living, the beneficiary will be:

-    your spouse if living; otherwise

-    your children equally if living; otherwise

-    your estate.

The beneficiary may become the owner under the circumstances described in the Owner provision above.

The beneficiary may assign benefits under the Certificate, as described above, once they are payable to the beneficiary. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.


Natural Person As used in this Certificate, natural person means a living individual or trust entity that is treated as an individual for Federal Income Tax purposes under the Internal Revenue Code.


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ACCUMULATION PHASE
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Accumulation  Phase Defined The "Accumulation  Phase" is the first of two phases during your Certificate. The Accumulation Phase begins on the issue date of the Certificate stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless the Certificate is terminated before that date.


Certificate Year "Certificate Year" is the one year period beginning on the issue date of the Certificate and on each anniversary of the issue date.


Investment Alternatives The "Investment Alternatives" are the Sub-accounts of the Variable Account, the Sub-accounts of the Guaranteed Maturity Fixed Account, and the Dollar Cost Averaging Fixed Account shown on the application. We reserve the right to limit the availability of the Investment Alternatives.


Purchase Payments The initial payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. The number of purchase payments is unlimited. The minimum subsequent purchase payment amount is $500. We reserve the right to reduce the minimum purchase payment amount. We may limit the maximum amount of purchase payments we will accept.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation must equal 100%.

The allocation of the initial purchase payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, simply by giving us written notice. Any change will be effective at the time we receive the notice.


Variable Account The "Variable Account" for this Certificate is the Glenbrook Life and Annuity Company Separate Account A. This account is a separate investment account to which we allocate assets contributed under this and certain other certificates. These assets will not be charged with liabilities arising from any other business we may have.


Variable Sub-accounts The Variable Account is divided into Sub-accounts. Each Sub-account invests solely in the shares of the mutual fund underlying that Sub-account.


Fixed Account Options The Fixed Account options are the Dollar Cost Averaging Fixed Account and the Sub-accounts of the Guaranteed Maturity Fixed Account.


Dollar Cost Averaging Fixed Account. Money in the Dollar Cost Averaging Fixed Account will earn interest for one year at the current rate in effect at the time of allocation to the Dollar Cost Averaging Fixed Account. Each purchase payment and associated interest in the Dollar Cost Averaging Fixed Account must be transferred to other investment alternatives in equal monthly installments. The number of monthly installments must be no more than 12. At the end of 12 months from the date of a purchase payment allocation to the Dollar Cost Averaging Fixed Account, any remaining portion of the purchase payment and interest in the Dollar Cost Averaging Fixed Account will be allocated to other investment alternatives as defined by the current Dollar Cost Averaging Fixed Account allocation. No amount may be transferred into the Dollar Cost Averaging Fixed Account.


Guaranteed Maturity Fixed Account The Guaranteed Maturity Fixed Account is divided into Sub-accounts. A Sub-account is identified by the Guarantee Period and the date the Guarantee Period begins. You create a Sub-account when:

-    you make a purchase payment; or

-    you select a new Guarantee Period after the prior Sub-account expires; or

- you transfer an amount from an existing Sub-account of the Variable Account, from another Sub-account of the Guaranteed Maturity Fixed Account, or from the Dollar Cost Averaging Fixed Account.

A Sub-account continues until the end of the Guarantee Period.

You must select the Guarantee Period for all purchase payments and transfers allocated to a Sub-account of the Guaranteed Maturity Fixed Account. If you do not select a Guarantee Period for a purchase payment or transfer, we will assign the same period(s) as used for the most recent purchase payment. Guarantee Periods are offered at our discretion and may range from one to ten years. We may change the Guarantee Periods available for future purchase payments or transfers allocated to the Guaranteed Maturity Fixed Account.

We will mail you a notice prior to the expiration of the Guarantee Period of each Sub-account outlining the options available at the end of the Guarantee Period. During the 30 day period after a Guarantee Period expires you may:

- take no action and we will automatically apply the Sub-account value to a Guarantee Period of the same duration as the Guarantee Period that just expired to be established on the day the previous Guarantee Period expired; or

- notify us to apply the Sub-account value to a new Guarantee Period(s) to be established on the day the previous Guarantee Period expired; or

- notify us to apply the Sub-account value to any Sub-account of the Variable Account on the day we receive the notification; or

- receive a portion of the Sub-account value or the entire Sub-account value through a partial or full withdrawal that is not subject to a Market Value Adjustment; however, a Withdrawal Charge and taxes may apply. In this case, the amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period expired.


Crediting Interest We credit interest daily to money allocated to the Fixed Account options at a rate which compounds over one year to the interest rate we guaranteed when the money was allocated. We will credit interest to the initial purchase payment from the issue date. We will credit interest to subsequent purchase payments from the date we receive them at a rate declared by us. We will credit interest to transfers from the date the transfer is made. The interest rate for the Dollar Cost Averaging Fixed Account will never be less than the minimum guaranteed rate shown on the Annuity Data Page.


Transfers Prior to the Payout Start Date, you may transfer amounts between Investment Alternatives. You may make 12 transfers per Certificate Year without charge. Each transfer after the 12th transfer in any Certificate Year may be assessed a $10 transfer fee. Transfers are subject to the following restrictions.

- Any transfer from a Sub-account of the Guaranteed Maturity Fixed Account will be subject to a Market Value Adjustment unless:

          - the transfer occurs during the 30 day period after a Guarantee Period expires; or

          -    the transfer is made as part of a Dollar Cost Averaging program.

- At the end of 12 months from the date of a purchase payment allocation to the Dollar Cost Averaging Fixed Account, any remaining portion of the purchase payment and interest in the Dollar Cost Averaging Fixed Account will be allocated to other investment alternatives as defined by the current Dollar Cost Averaging Fixed Account allocation.

-    No amount may be transferred into the Dollar Cost Averaging Fixed Account.

We reserve the right to waive the transfer fees and restrictions contained in this Certificate.


Certificate Value On the issue date of the Certificate, the "Certificate Value" is equal to the initial purchase payment. After the issue date, the "Certificate Value" is equal to the sum of:

- the number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

-    the total value you have in the Dollar Cost Averaging Fixed Account; plus

-    the sum of Sub-account values in the Guaranteed Maturity Fixed Account.

If you withdraw the entire Certificate Value, you may receive an amount greater or less than the Certificate Value because a Market Value Adjustment, a Withdrawal Charge, income tax withholding, and a premium tax charge may apply.


Valuation Period and Valuation Date A "Valuation Period" is the time interval between the closing of the New York Stock Exchange on consecutive Valuation Dates. A "Valuation Date" is any date the New York Stock Exchange is open for trading.


Accumulation Units and Accumulation Unit Value Amounts which you allocate to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The Accumulation Unit Value for each Sub-account at the end of any Valuation Period is calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor for the Valuation Period. The Accumulation Unit Values may go up or down. Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account will decrease the number of Accumulation Units for that Sub-account.


Net Investment Factor For each Sub-account of the Variable Account, the "Net Investment Factor" for a Valuation Period is (A) divided by (B), minus (C) where:

(A)     is the sum of:

        (1) the net asset value per share of the mutual fund underlying the Sub-account determined at the end of the current Valuation Period, plus

        (2)       the  per  share   amount  of  any  dividend  or  capital  gain
                  distributions   made  by  the  mutual  fund   underlying   the
                  Sub-account during the current Valuation Period.

(B) is the net asset value per share of the mutual fund underlying the Sub-account determined as of the end of the immediately preceding Valuation Period.

(C) is the sum of the annualized Administrative Expense Charge and the annualized Mortality and Expense Risk Charge divided by the number of days in the current calendar year and then multiplied by the number of calendar days in the current Valuation Period.

Charges The charges for this Certificate include Administrative Expense Charges, Mortality and Expense Risk Charges, Certificate Maintenance Charges, transfer charges, and taxes. If a withdrawal is made, the Certificate may also be subject to a Withdrawal Charge and a Market Value Adjustment.


Administrative Expense Charge The annualized Administrative Expense Charge will never be greater than 0.10%. (See Net Investment Factor for a description of how this charge is applied.)


Mortality and Expense Risk Charge The annualized Mortality and Expense Risk Charge will never be greater than 1.00%. (See Net Investment Factor for a description of how this charge is applied.)

Our actual mortality and expense experience will not adversely affect the dollar amount of variable benefits or other contractual payments or values under this Certificate.


Certificate Maintenance Charge Prior to the Payout Start Date, a Certificate Maintenance Charge will be deducted from your Certificate Value on each Certificate anniversary. The charge is only deducted from the Sub-accounts of the Variable Account. The charge will be deducted on a pro-rata basis from each Sub-account of the Variable Account in the proportion that your value in each bears to your total value in all Sub-accounts of the Variable Account. A full Certificate Maintenance Charge will be deducted if the Certificate is terminated on any date other than a Certificate anniversary. The annualized charge will never be greater than $35 per Certificate Year. The Certificate Maintenance Charge will be waived if total purchase payments are $50,000 or more or if all money is allocated to the Fixed Account options on the Certificate anniversary.

After the Payout Start Date the Certificate Maintenance Charge will be deducted in equal parts from each income payment. The Certificate Maintenance Charge will be waived if the Certificate Value on the Payout Start Date is $50,000 or more or if all payments are Fixed Amount Income Payments.


Taxes Any premium tax or income tax withholding relating to this Certificate may be deducted from purchase payments or the Certificate Value when the tax is incurred or at a later time.


Withdrawal You have the right to withdraw part or all of your Certificate Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Certificate Value to less than $1,000, we will treat the request as a withdrawal of the entire Certificate Value. If you withdraw the entire Certificate Value, the Certificate will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. When you make a withdrawal, your Certificate Value will be reduced by the amount paid to you and any applicable Withdrawal Charge, Market Value Adjustment, and taxes. A Certificate Maintenance Charge will also be deducted if the Certificate is terminated. Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Certificate.


Free Withdrawal Amount Each Certificate Year the Free Withdrawal Amount is equal to 15% of the Certificate Value as of the beginning of that Certificate Year. Each Certificate Year you may withdraw the Free Withdrawal Amount without any Withdrawal Charge or Market Value Adjustment. Any Free Withdrawal Amount which is not withdrawn in a year may not be carried over to increase the Free Withdrawal Amount available in a subsequent year.


Withdrawal Charge Withdrawals in excess of the Free Withdrawal Amount will be subject to a Withdrawal Charge as follows:

   Payment Year:   1    2     3     4     5     6    7     8  and Later

   Percentage:     7%   7%    6%    6%    5%    4%   3%    0%

To determine the Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge.

For each purchase payment withdrawal, the "Payment Year" in the table is measured from the date we received the purchase payment. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year times that part of each purchase payment withdrawal that is in excess of the Free Withdrawal Amount.


Market Value Adjustment Activities in a Sub-account of the Guaranteed Maturity Fixed Account that may be subject to a Market Value Adjustment are withdrawals in excess of the Free Withdrawal Amount, transfers, death benefits, and amounts applied to an income plan. An activity will be subject to a Market Value Adjustment unless:

-    it occurs during the 30 day period after a Guarantee Period expires; or

-    it is a transfer that is part of a Dollar Cost Averaging program.

A Market Value Adjustment is an increase or decrease in the amount reflecting changes in the level of interest rates since the Sub-account was established. As used in this provision, "Treasury Rate" means the U. S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15. The Market Value Adjustment is based on the following:

        I = the Treasury Rate for a maturity equal to the Sub-account's Guarantee Period for the week preceding the establishment of the Sub-account;

        J = the Treasury Rate for a maturity equal to the Sub-account's Guarantee Period for the week preceding the receipt of the withdrawal request, death benefit request, transfer request, or Income Payment request.

        N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Sub-account's Guarantee Period;

An adjustment factor is determined from the following formula:

                                .9 x (I - J) x N

The amount subject to a Market Value Adjustment that is deducted from a Sub-account of the Guaranteed Maturity Fixed Account is multiplied by the adjustment factor to determine the amount of the Market Value Adjustment.

Any Market Value Adjustment will be waived on withdrawals taken to satisfy IRS minimum distribution rules. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Certificate.


Death of Owner or Annuitant A benefit may be paid to the owner determined immediately after the death if, prior to the Payout Start Date:

-    any owner dies; or

-    the annuitant dies and the owner is not a natural person.

If the owner eligible to receive a benefit is not a natural person, the owner may elect to receive the benefit in one or more distributions. Otherwise, if the owner is a natural person, the owner may elect to receive a benefit either in one or more distributions or by periodic payments through an Income Plan.

A Death Benefit will be paid if:

- the owner elects to receive the Death Benefit within 180 days of the date of death, and

- payment is made as of the date we determine the value of the Death Benefit, as defined at the end of the Death Benefit provision.

Otherwise, the Settlement Value will be paid. In any event, the entire value of the Certificate must be distributed within five (5) years after the date of death unless an Income Plan is elected or a surviving spouse continues the Certificate in accordance with the following provisions. We reserve the right to extend the 180 day period when we will pay the Death Benefit.

If an Income Plan is elected, payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

-    the life of the owner; or

-    a period not to exceed the life expectancy of the owner; or

- the life of the owner with payments guaranteed for a period not to exceed the life expectancy of the owner.

If the surviving spouse of the deceased owner is the new owner, then the spouse may elect one of the options listed above or may continue the Certificate in the Accumulation Phase as if the death had not occurred. If the Certificate is continued in the Accumulation Phase, the following conditions apply:

- On the day the Certificate is continued, the Certificate Value will be the Death Benefit as determined at the end of the Valuation Period during which we received due proof of death.

- The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge or a Market Value Adjustment.

- Prior to the Payout Start Date, the Death Benefit of the continued Certificate will be the greater of:

          - the sum of all purchase payments reduced by a withdrawal adjustment, as defined in the Death Benefit provision; or

          -    the Certificate Value on the date we determine the Death Benefit.

          The withdrawal adjustment is defined in the Death Benefit provision.

Death Benefit Except as defined above when the surviving spouse continues the Certificate, prior to the Payout Start Date, the Death Benefit is equal to the greatest of the following Death Benefit alternatives:

- the sum of all purchase payments reduced by a withdrawal adjustment, as defined below; or

-    the Certificate Value on the date we determine the Death Benefit; or

- the amount that would have been payable in the event of a full withdrawal of the Certificate Value on the date we determine the Death Benefit; or

- the Certificate Value on each Death Benefit Anniversary prior to the date we determine the Death Benefit, increased by any purchase payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment, as defined below.

The first Death Benefit Anniversary is the 7th Certificate anniversary. Subsequent Death Benefit Anniversaries are those Certificate anniversaries that are multiples of 7 Certificate Years, beginning with the 14th Certificate anniversary. For example, the 7th, 14th, and 21st Certificate anniversaries are the first three Death Benefit Anniversaries.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

        (a) = the withdrawal amount.
        (b) = the Certificate Value immediately prior to the withdrawal.
        (c) = the value of the applicable Death Benefit alternative immediately prior to the withdrawal.

We will determine the value of the Death Benefit as of the end of the Valuation Period during which we receive a complete request for payment of the Death Benefit. A complete request includes due proof of death.


Settlement Value The Settlement Value is the same amount that would be paid in the event of a full withdrawal of the Certificate Value. We will calculate the Settlement Value at the end of the Valuation Period coinciding with the requested distribution date for payment or on the mandatory distribution date of 5 years after the date of death, whichever is earlier.


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PAYOUT PHASE
-------------------------------------------------------------------------------

Payout Phase Defined The "Payout Phase" is the second of the two phases during your Certificate. During this phase the Certificate Value adjusted by any Market Value Adjustment and less any applicable taxes is applied to the Income Plan you choose and is paid out as provided in that plan.

The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan chosen.


Payout Start Date The "Payout Start Date" is the date the Certificate Value adjusted by any Market Value Adjustment and less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days prior to this date.

The Payout Start Date must be on or before the later of:

-    the annuitant's 90th birthday; or

-    the 10th anniversary of the Certificate's issue date.


Income Plans An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. The Certificate Value on the Payout Start Date adjusted by any Market Value Adjustment and less any applicable taxes, will be applied to your Income Plan choice from the following list:

1. Life Income with Guaranteed Payments. We will make payments for as long as the annuitant lives. If the annuitant dies before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

2. Joint and Survivor Life Income with Guaranteed Payments. We will make payments for as long as either the annuitant or joint annuitant, named at the time of Income Plan selection, lives. If both the annuitant and the joint annuitant die before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

3. Guaranteed Number of Payments. We will make payments for a specified number of months beginning on the Payout Start Date. These payments do not depend on the annuitant's life. The number of months guaranteed may be from 60 to 360. Income payments for less than 120 months may be subject to a Withdrawal Charge.

We reserve the right to make available other Income Plans.


Income Payments Income payment amounts may vary based on any Sub-account of the Variable Account, Variable Amount Income Payments, and/or may be fixed for the duration of the Income Plan, Fixed Amount Income Payments. The method of calculating the initial payment is different for the two accounts. The
Certificate Maintenance Charge will be deducted in equal payments from each income payment. The Certificate Maintenance Charge will be waived if the Certificate Value on the Payout Start Date is $50,000 or more or if all payments are Fixed Amount Income Payments.


Variable Amount Income Payments Variable Amount Income Payments will vary to reflect the performance of the Variable Account. The portion of the initial income payment based upon a particular Variable Sub-account is determined by applying the amount of the Certificate Value in that Sub-account on the Payout Start Date, less any applicable premium tax, to the appropriate value from the Income Payment Table. This portion of the initial income payment is divided by the Annuity Unit Value on the Payout Start Date for that Variable Sub-account to determine the number of Annuity Units from that Sub-account which will be used to determine subsequent income payments. Unless transfers are made between Sub-accounts, each subsequent income payment from that Sub-account will be that number of Annuity Units times the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.


Annuity Unit Value The Annuity Unit Value for each Sub-account of the Variable Account at the end of any Valuation Period is calculated by:

- multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

- dividing the result by 1.000 plus the assumed investment rate for the period. The assumed investment rate is an effective annual rate of 3%. We reserve the right to offer an assumed investment rate greater than 3%.


Fixed Amount Income Payments The income payment amount derived from any monies allocated to the Fixed Account options during the Accumulation Phase are fixed for the duration of the Income Plan. The Fixed Amount Income Payment is calculated by applying the portion of the Certificate Value in the Fixed Account options on the Payout Start Date, adjusted by any Market Value Adjustment and less any applicable premium tax, to the greater of the appropriate value from the Income Payment Table selected or such other value as we are offering at that time.


Annuity Transfers After the Payout Start Date, no transfers may be made from the Fixed Amount Income Payment. Transfers between Sub-accounts of the Variable Account, or from the Variable Amount Income Payment to the Fixed Amount Income Payment may not be made for six months after the Payout Start Date. Transfers may be made once every six months thereafter.


Payout Terms and Conditions The income payments are subject to the following terms and conditions:

- If the Certificate Value is less than $2,000, or not enough to provide an initial payment of at least $20, we reserve the right to:

          -    change the payment frequency to make the payment at least $20; or

          - terminate the Certificate and pay you the Certificate Value adjusted by any Market Value Adjustment and less any applicable taxes in a lump sum.

- If we do not receive a written choice of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be Life Income with Guaranteed Payments for 120 months.

- If you choose an Income Plan which depends on any person's life, we may require:

          -    proof of age and sex before income payments begin; and

          - proof that the annuitant or joint annuitant is still alive before we make each payment.

- After the Payout Start Date, the Income Plan cannot be changed and withdrawals cannot be made unless income payments are being made from the Variable Account under Income Plan 3. You may terminate the income payments being made from the Variable Account under Income Plan 3 at any time and withdraw their value, subject to Withdrawal Charges.

- If any owner dies during the Payout Phase, the remaining income payments will be paid to the successor owner as scheduled.


-------------------------------------------------------------------------------
INCOME PAYMENT TABLES
-------------------------------------------------------------------------------

The initial income payment will be at least the amount based on the adjusted age of the annuitant(s) and the tables below, less any federal income taxes which are withheld. The adjusted age is the actual age on the Payout Start Date reduced by one year for each six full years between January 1, 1983 and the Payout Start Date. Income payments for ages and guaranteed payment periods not shown below will be determined on a basis consistent with that used to determine those that are shown. The Income Payment Tables are based on 3.0% interest and the 1983a Annuity Mortality Tables.



Income Plan 1 - Life Income with Guaranteed Payments for 120 Months
============================================================================================================================
                           Monthly Income Payment for each $1,000 Applied to this Income Plan
============================================================================================================================
  Annuitant's                                 Annuitant's                              Annuitant's
     Age                Male     Female          Age           Male     Female             Age         Male    Female
------------------- ---------------------- ---------------- ---------------------- ---------------- ------------------------
       35             $ 3.43     $3.25            49          $ 4.15    $3.82             63          $ 5.52   $ 4.97
       36               3.47      3.28            50            4.22     3.88             64            5.66     5.09
       37               3.51      3.31            51            4.29     3.94             65            5.80     5.22
       38               3.55      3.34            52            4.37     4.01             66            5.95     5.35
       39               3.60      3.38            53            4.45     4.07             67            6.11     5.49
       40               3.64      3.41            54            4.53     4.14             68            6.27     5.64
       41               3.69      3.45            55            4.62     4.22             69            6.44     5.80
       42               3.74      3.49            56            4.71     4.29             70            6.61     5.96
       43               3.79      3.53            57            4.81     4.38             71            6.78     6.13
       44               3.84      3.58            58            4.92     4.46             72            6.96     6.31
       45               3.90      3.62            59            5.02     4.55             73            7.13     6.50
       46               3.96      3.67            60            5.14     4.65             74            7.31     6.69
       47               4.02      3.72            61            5.26     4.75             75            7.49     6.88
       48               4.08      3.77            62            5.39     4.86
=================== ====================== ================ ====================== ================ ========================



Income   Plan  2  -   Joint   and   Survivor   Life   Income   with   Guaranteed   Payments   for  120
Months
==============================================================================================================================
                            Monthly Income Payment for each $1,000 Applied to this Income Plan
==============================================================================================================================
                                                              Female Annuitant's Age
                     ---------- ------------ ----------- ---------- ---------- ---------- ---------- --------- ---------------
    Annuitant's         35         40        45          50         55           60         65           70         75
        Age
-------------------- ---------- ------------ ----------- ---------- ---------- ---------- ---------- --------- ---------------
        35            $3.09      $3.16      $3.23      $3.28      $3.32       $3.36      $3.39        $3.40       $3.42
        40             3.13       3.22       3.31       3.39       3.46        3.51       3.56         3.59        3.61
        45             3.17       3.28       3.39       3.50       3.60        3.69       3.76         3.81        3.85
        50             3.19       3.32       3.45       3.60       3.74        3.87       3.98         4.07        4.14
        55             3.21       3.35       3.51       3.68       3.87        4.06       4.23         4.37        4.48
        60             3.23       3.37       3.55       3.75       3.98        4.23       4.47         4.70        4.88
        65             3.24       3.39       3.57       3.80       4.07        4.37       4.71         5.04        5.34
        70             3.24       3.40       3.59       3.83       4.13        4.48       4.90         5.36        5.81
        75             3.25       3.41       3.61       3.86       4.17        4.56       5.04         5.61        6.22
==================== ========== ========== ========== ========== =========== ========== ============ =========== =============

Income Plan 3 - Guaranteed Number of Payments
--------------------------------- ==============================================
                                  Monthly Income Payment for each
    Specified Period              $1,000 Applied to this Income Plan
--------------------------------- ==============================================
        10 Years                                    $9.61
        11 Years                                     8.86
        12 Years                                     8.24
        13 Years                                     7.71
        14 Years                                     7.26
        15 Years                                     6.87
        16 Years                                     6.53
        17 Years                                     6.23
        18 Years                                     5.96
        19 Years                                     5.73
        20 Years                                     5.51
================================= ==============================================

-------------------------------------------------------------------------------
GENERAL PROVISIONS
-------------------------------------------------------------------------------

The Entire Contract The entire contract consists of this Certificate, the Master Policy, the Master Policy application, any written application, and any Certificate endorsements and riders.

All statements made in a written application are representations and not warranties. No statement will be used by us in defense of a claim or to void the Certificate unless it is included in a written application.

We may not modify this Certificate without your consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law. Only our officers may change this Certificate. No other individual may do this.


Master Policy Amendment or Termination The Master Policy may be amended by us, terminated by us, or terminated by the Master Policyholder without the consent of any other person. No termination completed after the issue date of this Certificate will adversely affect your rights under this Certificate.


Incontestability We will not contest the validity of this Certificate after the issue date.


Misstatement of Age or Sex If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

- pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or

-    stop payments until the total payments are equal to the corrected amount.


Annual Statement At least once a year, prior to the Payout Start Date, we will send you a statement containing Certificate Value information. We will provide you with Certificate Value information at any time upon request. The information presented will comply with any applicable law.


Settlements We may require that this Certificate be returned to us prior to any settlement. We must receive due proof of death of the owner or annuitant prior to settlement of a death claim.
Due proof of death is one of the following:

-    a certified copy of a death certificate; or

- a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

-    any other proof acceptable to us.

Any full withdrawal or Death Benefit under this Certificate will not be less than the minimum benefits required by any statute of the state in which the Certificate is delivered.


Deferment of Payments We will pay any amounts due from the Variable Account under this Certificate within seven days, unless:

- the New York Stock Exchange is closed for other than usual weekends or holidays, or trading on such Exchange is restricted;

-    an emergency  exists as defined by the Securities and Exchange  Commission;
     or

- the Securities and Exchange Commission permits delay for the protection of Certificate holders.

We reserve the right to postpone payments or transfers from the Fixed Account options for up to six months. If we elect to postpone payments from the Fixed Account for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date the withdrawal request is received by us to the date the payment is made.


Variable Account Modifications We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the mutual fund shares underlying the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of another mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund.

In the event of any such substitution or change, we may by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.

If we deem it to be in the best interests of persons having voting rights under the certificates, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended or it may be deregistered under such Act in the event such registration is no longer required.

GLMU120
                                     Page 1

Glenbrook Life
and Annuity Company
A Stock Company

Home Office:  Allstate Plaza, Northbrook, Illinois  60062-7154


Flexible Premium Deferred Variable Annuity Contract


Throughout this Contract, "you" and "your" refer to the Contract owner(s). "We", "us" and "our" refer to Glenbrook Life and Annuity Company.

Contract Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit and a death benefit during the Accumulation Phase and periodic income payments beginning on the Payout Start Date during the Payout Phase.

The dollar amount of income payments or other values provided by this Contract, when based on the investment experience of the Variable Account, will vary to reflect the performance of the Variable Account. For amounts in the Guaranteed Maturity Fixed Account, the withdrawal benefit, the death benefit, transfers to other sub-accounts and any periodic income payments may be subject to a Market Value Adjustment which may result in an upward or downward adjustment of the amount distributed.

This Contract does not pay dividends.

The tax status of this Contract as it applies to the owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY.

This is a legal contract between the Contract owner and Glenbrook Life and Annuity Company.

Return Privilege
If you are not satisfied with this Contract for any reason, you may return it to us or our agent within 20 days after you receive it. We will refund any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date of cancellation, plus any purchase payments allocated to the Fixed Account. (Where required by state law, we will refund any purchase payments.) If this Contract is qualified under
Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

If you have any questions about your Glenbrook Life variable annuity, please contact Glenbrook Life at (800) 776-6978.





         Secretary                                Chief Executive Officer

--------------------------------------------------
TABLE OF CONTENTS
--------------------------------------------------

THE PERSONS INVOLVED............................3

ACCUMULATION PHASE..............................4

PAYOUT PHASE...................................10

INCOME PAYMENT TABLES..........................13

GENERAL PROVISIONS.............................14

DPGM120
-----------------------------------------------------------------------------
ANNUITY DATA
-----------------------------------------------------------------------------

CONTRACT NUMBER:...................................................444444444

ISSUE DATE:.................................................January 15, 1998

INITIAL PURCHASE PAYMENT:.........................................$10,000.00

INITIAL ALLOCATION OF PURCHASE PAYMENT:

                                    ALLOCATED
                                   AMOUNT (%)

VARIABLE SUB-ACCOUNTS
        Sub-account A                 10%
        Sub-account B                 10%
        Sub-account C                 10%
        Sub-account D                 10%

                                                                         RATE
                                        ALLOCATED    GUARANTEED       GUARANTEED
                                        AMOUNT (%)   INTEREST RATE    THROUGH
                                        ----------   -------------    ----------
GUARANTEED MATURITY FIXED ACCOUNT
        1 Year Guarantee Period           10%           5.00%         01/15/1999
        3 Year Guarantee Period           10%           6.40%         01/15/2001
        5 Year Guarantee Period           10%           7.00%         01/15/2003
        7 Year Guarantee Period           10%           7.20%         01/15/2005
        10 Year Guarantee Period          10%           7.35%         01/15/2008

DOLLAR COST AVERAGING FIXED ACCOUNT
        1 Year Guarantee Period           10%           5.00%         01/15/1999

MINIMUM GUARANTEED RATE
        Dollar Cost Averaging Fixed Account:..............................3.00%

PAYOUT START DATE:.............................................January 15, 2053

OWNER:.................................................................John Doe
 .......................................................................Jane Doe

ANNUITANT:.............................................................John Doe
        AGE AT ISSUE:........................................................35
        SEX:...............................................................Male

                            RELATIONSHIP
BENEFICIARY                   TO OWNER                     PERCENTAGE
-----------                 ------------                   ----------
Jane Doe                        Wife                          100%

                            RELATIONSHIP
CONTINGENT BENEFICIARY        TO OWNER                     PERCENTAGE
----------------------      ------------                   ----------
Susan Doe                     Daughter                        100%

GLMU120
                                     Page 3

------------------------------------------------------------------------------
THE PERSONS INVOLVED
------------------------------------------------------------------------------

Owner The person named at the time of application is the owner of this Contract unless subsequently changed. As owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else.

You may exercise all rights stated in this Contract, subject to the rights of any irrevocable beneficiary.

You may change the owner or beneficiary at any time. If the owner is a natural person, you may change the annuitant prior to the Payout Start Date. Once we have received a satisfactory written request for an owner, beneficiary or annuitant change, the change will take effect as of the date you signed it. We are not liable for any payment we make or other action we take before receiving any written request for a change from you.

You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.

If the sole surviving owner dies prior to the Payout Start Date, the beneficiary becomes the new owner. If the sole surviving owner dies after the Payout Start Date, the beneficiary becomes the new owner and will receive any subsequent guaranteed income payments.

If more than one person is designated as owner:

- owner as used in this Contract refers to all people named as owners, unless otherwise indicated;

-    any request to exercise ownership rights must be signed by all owners; and

- on the death of any person who is an owner, the surviving person(s) named as owner will continue as owner.


Annuitant The annuitant is the person named on the Annuity Data Page, but may be changed by the owner, as described above. The annuitant must be a living individual. If the annuitant dies prior to the Payout Start Date, the new annuitant will be:

-    the youngest owner; otherwise,

-    the youngest beneficiary.


Beneficiary The beneficiary is the person(s) named on the Annuity Data Page, but may be changed by the owner, as described above. We will determine the beneficiary from the most recent written request we have received from you. If you do not name a beneficiary or if the beneficiary named is no longer living, the beneficiary will be:

-    your spouse if living; otherwise

-    your children equally if living; otherwise

-    your estate.

The beneficiary may become the owner under the circumstances described in the Owner provision above.

The beneficiary may assign benefits under the Contract, as described above, once they are payable to the beneficiary. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.


Natural Person As used in this Contract, natural person means a living individual or trust entity that is treated as an individual for Federal Income Tax purposes under the Internal Revenue Code.


-------------------------------------------------------------------------------
ACCUMULATION PHASE
-------------------------------------------------------------------------------

Accumulation Phase Defined The "Accumulation Phase" is the first of two phases during your Contract. The Accumulation Phase begins on the issue date of the Contract stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless the Contract is terminated before that date.


Contract Year "Contract Year" is the one year period beginning on the issue date of the Contract and on each anniversary of the issue date.


Investment Alternatives The "Investment Alternatives" are the Sub-accounts of the Variable Account, the Sub-accounts of the Guaranteed Maturity Fixed Account, and the Dollar Cost Averaging Fixed Account shown on the application. We reserve the right to limit the availability of the Investment Alternatives.


Purchase Payments The initial payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. The number of purchase payments is unlimited. The minimum subsequent purchase payment amount is $500. We reserve the right to reduce the minimum purchase payment amount. We may limit the maximum amount of purchase payments we will accept.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation must equal 100%.

The allocation of the initial purchase payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, simply by giving us written notice. Any change will be effective at the time we receive the notice.


Variable Account The "Variable Account" for this Contract is the Glenbrook Life and Annuity Company Separate Account A. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts. These assets will not be charged with liabilities arising from any other business we may have.


Variable Sub-accounts The Variable Account is divided into Sub-accounts. Each Sub-account invests solely in the shares of the mutual fund underlying that Sub-account.


Fixed Account Options The Fixed Account options are the Dollar Cost Averaging Fixed Account and the Sub-accounts of the Guaranteed Maturity Fixed Account.


Dollar Cost Averaging Fixed Account. Money in the Dollar Cost Averaging Fixed Account will earn interest for one year at the current rate in effect at the time of allocation to the Dollar Cost Averaging Fixed Account. Each purchase payment and associated interest in the Dollar Cost Averaging Fixed Account must be transferred to other investment alternatives in equal monthly installments. The number of monthly installments must be no more than 12. At the end of 12 months from the date of a purchase payment allocation to the Dollar Cost Averaging Fixed Account, any remaining portion of the purchase payment and interest in the Dollar Cost Averaging Fixed Account will be allocated to other investment alternatives as defined by the current Dollar Cost Averaging Fixed Account allocation. No amount may be transferred into the Dollar Cost Averaging Fixed Account.


Guaranteed Maturity Fixed Account The Guaranteed Maturity Fixed Account is divided into Sub-accounts. A Sub-account is identified by the Guarantee Period and the date the Guarantee Period begins. You create a Sub-account when:

-    you make a purchase payment; or

-    you select a new Guarantee Period after the prior Sub-account expires; or

- you transfer an amount from an existing Sub-account of the Variable Account, from another Sub-account of the Guaranteed Maturity Fixed Account, or from the Dollar Cost Averaging Fixed Account.

A Sub-account continues until the end of the Guarantee Period.

You must select the Guarantee Period for all purchase payments and transfers allocated to a Sub-account of the Guaranteed Maturity Fixed Account. If you do not select a Guarantee Period for a purchase payment or transfer, we will assign the same period(s) as used for the most recent purchase payment. Guarantee Periods are offered at our discretion and may range from one to ten years. We may change the Guarantee Periods available for future purchase payments or transfers allocated to the Guaranteed Maturity Fixed Account.

We will mail you a notice prior to the expiration of the Guarantee Period of each Sub-account outlining the options available at the end of the Guarantee Period. During the 30 day period after a Guarantee Period expires you may:

- take no action and we will automatically apply the Sub-account value to a Guarantee Period of the same duration as the Guarantee Period that just expired to be established on the day the previous Guarantee Period expired; or

- notify us to apply the Sub-account value to a new Guarantee Period(s) to be established on the day the previous Guarantee Period expired; or

- notify us to apply the Sub-account value to any Sub-account of the Variable Account on the day we receive the notification; or

- receive a portion of the Sub-account value or the entire Sub-account value through a partial or full withdrawal that is not subject to a Market Value Adjustment; however, a Withdrawal Charge and taxes may apply. In this case, the amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period expired.


Crediting Interest We credit interest daily to money allocated to the Fixed Account options at a rate which compounds over one year to the interest rate we guaranteed when the money was allocated. We will credit interest to the initial purchase payment from the issue date. We will credit interest to subsequent purchase payments from the date we receive them at a rate declared by us. We will credit interest to transfers from the date the transfer is made. The interest rate for the Dollar Cost Averaging Fixed Account will never be less than the minimum guaranteed rate shown on the Annuity Data Page.


Transfers Prior to the Payout Start Date, you may transfer amounts between Investment Alternatives. You may make 12 transfers per Contract Year without charge. Each transfer after the 12th transfer in any Contract Year may be assessed a $10 transfer fee. Transfers are subject to the following restrictions.

- Any transfer from a Sub-account of the Guaranteed Maturity Fixed Account will be subject to a Market Value Adjustment unless:

     - the transfer occurs during the 30 day period after a Guarantee Period expires; or

     -    the transfer is made as part of a Dollar Cost Averaging program.

     - At the end of 12 months from the date of a purchase payment allocation to the Dollar Cost Averaging Fixed Account, any remaining portion of the purchase payment and interest in the Dollar Cost Averaging Fixed Account will be allocated to other investment alternatives as defined by the current Dollar Cost Averaging Fixed Account allocation.

     -    No amount may be  transferred  into the Dollar  Cost  Averaging  Fixed
          Account.

We reserve the right to waive the transfer fees and restrictions contained in this Contract.


Contract Value On the issue date of the Contract, the "Contract Value" is equal to the initial purchase payment. After the issue date, the "Contract Value" is equal to the sum of:

- the number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

-    the total value you have in the Dollar Cost Averaging Fixed Account; plus

-    the sum of Sub-account values in the Guaranteed Maturity Fixed Account.

If you withdraw the entire Contract Value, you may receive an amount greater or less than the Contract Value because a Market Value Adjustment, a Withdrawal Charge, income tax withholding, and a premium tax charge may apply.


Valuation Period and Valuation Date A "Valuation Period" is the time interval between the closing of the New York Stock Exchange on consecutive Valuation Dates. A "Valuation Date" is any date the New York Stock Exchange is open for trading.


Accumulation Units and Accumulation Unit Value Amounts which you allocate to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The Accumulation Unit Value for each Sub-account at the end of any Valuation Period is calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor for the Valuation Period. The Accumulation Unit Values may go up or down. Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account will decrease the number of Accumulation Units for that Sub-account.


Net Investment Factor For each Sub-account of the Variable Account, the "Net Investment Factor" for a Valuation Period is (A) divided by (B), minus (C) where:

(A)     is the sum of:

        (1) the net asset value per share of the mutual fund underlying the Sub-account determined at the end of the current Valuation Period, plus

        (2)       the  per  share   amount  of  any  dividend  or  capital  gain
                  distributions   made  by  the  mutual  fund   underlying   the
                  Sub-account during the current Valuation Period.

(B) is the net asset value per share of the mutual fund underlying the Sub-account determined as of the end of the immediately preceding Valuation Period.

(C) is the sum of the annualized Administrative Expense Charge and the annualized Mortality and Expense Risk Charge divided by the number of days in the current calendar year and then multiplied by the number of calendar days in the current Valuation Period.

Charges The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer charges, and taxes. If a withdrawal is made, the Contract may also be subject to a Withdrawal Charge and a Market Value Adjustment.


Administrative Expense Charge The annualized Administrative Expense Charge will never be greater than 0.10%. (See Net Investment Factor for a description of how this charge is applied.)


Mortality and Expense Risk Charge The annualized Mortality and Expense Risk Charge will never be greater than 1.00%. (See Net Investment Factor for a description of how this charge is applied.)

Our actual mortality and expense experience will not adversely affect the dollar amount of variable benefits or other contractual payments or values under this Contract.


Contract Maintenance Charge Prior to the Payout Start Date, a Contract Maintenance Charge will be deducted from your Contract Value on each Contract anniversary. The charge is only deducted from the Sub-accounts of the Variable Account. The charge will be deducted on a pro-rata basis from each Sub-account of the Variable Account in the proportion that your value in each bears to your total value in all Sub-accounts of the Variable Account. A full Contract Maintenance Charge will be deducted if the Contract is terminated on any date other than a Contract anniversary. The annualized charge will never be greater than $35 per Contract Year. The Contract Maintenance Charge will be waived if total purchase payments are $50,000 or more or if all money is allocated to the Fixed Account options on the Contract anniversary.

After the Payout Start Date the Contract Maintenance Charge will be deducted in equal parts from each income payment. The Contract Maintenance Charge will be waived if the Contract Value on the Payout Start Date is $50,000 or more or if all payments are Fixed Amount Income Payments.


Taxes Any premium tax or income tax withholding relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.


Withdrawal You have the right to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value.
If you withdraw the entire Contract Value, the Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. When you make a withdrawal, your Contract Value will be reduced by the amount paid to you and any applicable Withdrawal Charge, Market Value Adjustment, and taxes. A Contract Maintenance Charge will also be deducted if the Contract is terminated. Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Contract.


Free Withdrawal Amount Each Contract Year the Free Withdrawal Amount is equal to 15% of the Contract Value as of the beginning of that Contract Year. Each Contract Year you may withdraw the Free Withdrawal Amount without any Withdrawal Charge or Market Value Adjustment. Any Free Withdrawal Amount which is not withdrawn in a year may not be carried over to increase the Free Withdrawal Amount available in a subsequent year.


Withdrawal Charge Withdrawals in excess of the Free Withdrawal Amount will be subject to a Withdrawal Charge as follows:

         Payment Year:   1    2     3     4     5     6    7     8 and Later

         Percentage:     7%   7%    6%    6%    5%    4%   3%    0%

To determine the Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge.

For each purchase payment withdrawal, the "Payment Year" in the table is measured from the date we received the purchase payment. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year times that part of each purchase payment withdrawal that is in excess of the Free Withdrawal Amount.


Market Value Adjustment Activities in a Sub-account of the Guaranteed Maturity Fixed Account that may be subject to a Market Value Adjustment are withdrawals in excess of the Free Withdrawal Amount, transfers, death benefits, and amounts applied to an income plan. An activity will be subject to a Market Value Adjustment unless:

-    it occurs during the 30 day period after a Guarantee Period expires; or

-    it is a transfer that is part of a Dollar Cost Averaging program.

A Market Value Adjustment is an increase or decrease in the amount reflecting changes in the level of interest rates since the Sub-account was established. As used in this provision, "Treasury Rate" means the U. S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15. The Market Value Adjustment is based on the following:

        I = the Treasury Rate for a maturity equal to the Sub-account's Guarantee Period for the week preceding the establishment of the Sub-account;

        J = the Treasury Rate for a maturity equal to the Sub-account's Guarantee Period for the week preceding the receipt of the withdrawal request, death benefit request, transfer request, or Income Payment request.

        N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Sub-account's Guarantee Period;

An adjustment factor is determined from the following formula:

                                .9 x (I - J) x N

The amount subject to a Market Value Adjustment that is deducted from a Sub-account of the Guaranteed Maturity Fixed Account is multiplied by the adjustment factor to determine the amount of the Market Value Adjustment.

Any Market Value Adjustment will be waived on withdrawals taken to satisfy IRS minimum distribution rules. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Contract.


Death of Owner or Annuitant A benefit may be paid to the owner determined immediately after the death if, prior to the Payout Start Date:

-    any owner dies; or

-    the annuitant dies and the owner is not a natural person.

If the owner eligible to receive a benefit is not a natural person, the owner may elect to receive the benefit in one or more distributions. Otherwise, if the owner is a natural person, the owner may elect to receive a benefit either in one or more distributions or by periodic payments through an Income Plan.

A Death Benefit will be paid if:

- the owner elects to receive the Death Benefit within 180 days of the date of death, and

- payment is made as of the date we determine the value of the Death Benefit, as defined at the end of the Death Benefit provision.

Otherwise, the Settlement Value will be paid. In any event, the entire value of the Contract must be distributed within five (5) years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the following provisions. We reserve the right to extend the 180 day period when we will pay the Death Benefit.

If an Income Plan is elected, payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

-    the life of the owner; or

-    a period not to exceed the life expectancy of the owner; or

- the life of the owner with payments guaranteed for a period not to exceed the life expectancy of the owner.

If the surviving spouse of the deceased owner is the new owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the following conditions apply:

- On the day the Contract is continued, the Contract Value will be the Death Benefit as determined at the end of the Valuation Period during which we received due proof of death.

- The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge or a Market Value Adjustment.

- Prior to the Payout Start Date, the Death Benefit of the continued Contract will be the greater of:

     - the sum of all purchase payments reduced by a withdrawal adjustment, as defined in the Death Benefit provision; or

     -    the Contract Value on the date we determine the Death Benefit.

     The withdrawal adjustment is defined in the Death Benefit provision.

Death Benefit Except as defined above when the surviving spouse continues the Contract, prior to the Payout Start Date, the Death Benefit is equal to the greatest of the following Death Benefit alternatives:

- the sum of all purchase payments reduced by a withdrawal adjustment, as defined below; or

-    the Contract Value on the date we determine the Death Benefit; or

- the amount that would have been payable in the event of a full withdrawal of the Contract Value on the date we determine the Death Benefit; or

- the Contract Value on each Death Benefit Anniversary prior to the date we determine the Death Benefit, increased by any purchase payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment, as defined below.

The first Death Benefit Anniversary is the 7th Contract anniversary. Subsequent Death Benefit Anniversaries are those Contract anniversaries that are multiples of 7 Contract Years, beginning with the 14th Contract anniversary. For example, the 7th, 14th, and 21st Contract anniversaries are the first three Death Benefit Anniversaries.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

        (a) =  the withdrawal amount.
        (b) = the Contract Value immediately prior to the withdrawal.
        (c) = the value of the applicable Death Benefit alternative immediately prior to the withdrawal.

We will determine the value of the Death Benefit as of the end of the Valuation Period during which we receive a complete request for payment of the Death Benefit. A complete request includes due proof of death.


Settlement Value The Settlement Value is the same amount that would be paid in the event of a full withdrawal of the Contract Value. We will calculate the Settlement Value at the end of the Valuation Period coinciding with the requested distribution date for payment or on the mandatory distribution date of 5 years after the date of death, whichever is earlier.


-------------------------------------------------------------------------------
PAYOUT PHASE
-------------------------------------------------------------------------------

Payout Phase Defined The "Payout Phase" is the second of the two phases during your Contract. During this phase the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes is applied to the Income Plan you choose and is paid out as provided in that plan.

The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan chosen.


Payout Start Date The "Payout Start Date" is the date the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days prior to this date.

The Payout Start Date must be on or before the later of:

-    the annuitant's 90th birthday; or

-    the 10th anniversary of the Contract's issue date.


Income Plans An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. The Contract Value on the Payout Start Date adjusted by any Market Value Adjustment and less any applicable taxes, will be applied to your Income Plan choice from the following list:

1. Life Income with Guaranteed Payments. We will make payments for as long as the annuitant lives. If the annuitant dies before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

2. Joint and Survivor Life Income with Guaranteed Payments. We will make payments for as long as either the annuitant or joint annuitant, named at the time of Income Plan selection, lives. If both the annuitant and the joint annuitant die before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

3. Guaranteed Number of Payments. We will make payments for a specified number of months beginning on the Payout Start Date. These payments do not depend on the annuitant's life. The number of months guaranteed may be from 60 to 360. Income payments for less than 120 months may be subject to a Withdrawal Charge.

We reserve the right to make available other Income Plans.


Income Payments Income payment amounts may vary based on any Sub-account of the Variable Account, Variable Amount Income Payments, and/or may be fixed for the duration of the Income Plan, Fixed Amount Income Payments. The method of calculating the initial payment is different for the two accounts. The Contract Maintenance Charge will be deducted in equal payments from each income payment. The Contract Maintenance Charge will be waived if the Contract Value on the Payout Start Date is $50,000 or more or if all payments are Fixed Amount Income Payments.


Variable Amount Income Payments Variable Amount Income Payments will vary to reflect the performance of the Variable Account. The portion of the initial income payment based upon a particular Variable Sub-account is determined by applying the amount of the Contract Value in that Sub-account on the Payout Start Date, less any applicable premium tax, to the appropriate value from the Income Payment Table. This portion of the initial income payment is divided by the Annuity Unit Value on the Payout Start Date for that Variable Sub-account to determine the number of Annuity Units from that Sub-account which will be used to determine subsequent income payments. Unless transfers are made between Sub-accounts, each subsequent income payment from that Sub-account will be that number of Annuity Units times the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.


Annuity Unit Value The Annuity Unit Value for each Sub-account of the Variable Account at the end of any Valuation Period is calculated by:

- multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

- dividing the result by 1.000 plus the assumed investment rate for the period. The assumed investment rate is an effective annual rate of 3%. We reserve the right to offer an assumed investment rate greater than 3%.


Fixed Amount Income Payments The income payment amount derived from any monies allocated to the Fixed Account options during the Accumulation Phase are fixed for the duration of the Income Plan. The Fixed Amount Income Payment is calculated by applying the portion of the Contract Value in the Fixed Account options on the Payout Start Date, adjusted by any Market Value Adjustment and less any applicable premium tax, to the greater of the appropriate value from the Income Payment Table selected or such other value as we are offering at that time.


Annuity Transfers After the Payout Start Date, no transfers may be made from the Fixed Amount Income Payment. Transfers between Sub-accounts of the Variable Account, or from the Variable Amount Income Payment to the Fixed Amount Income Payment may not be made for six months after the Payout Start Date. Transfers may be made once every six months thereafter.


Payout Terms and Conditions The income payments are subject to the following terms and conditions:

- If the Contract Value is less than $2,000, or not enough to provide an initial payment of at least $20, we reserve the right to:

     -    change the payment frequency to make the payment at least $20; or

     - terminate the Contract and pay you the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes in a lump sum.

- If we do not receive a written choice of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be Life Income with Guaranteed Payments for 120 months.

- If you choose an Income Plan which depends on any person's life, we may require:

     -    proof of age and sex before income payments begin; and

     - proof that the annuitant or joint annuitant is still alive before we make each payment.

- After the Payout Start Date, the Income Plan cannot be changed and withdrawals cannot be made unless income payments are being made from the Variable Account under Income Plan 3. You may terminate the income payments being made from the Variable Account under Income Plan 3 at any time and withdraw their value, subject to Withdrawal Charges.

- If any owner dies during the Payout Phase, the remaining income payments will be paid to the successor owner as scheduled.


-------------------------------------------------------------------------------
INCOME PAYMENT TABLES
-------------------------------------------------------------------------------

The initial income payment will be at least the amount based on the adjusted age of the annuitant(s) and the tables below, less any federal income taxes which are withheld. The adjusted age is the actual age on the Payout Start Date reduced by one year for each six full years between January 1, 1983 and the Payout Start Date. Income payments for ages and guaranteed payment periods not shown below will be determined on a basis consistent with that used to determine those that are shown. The Income Payment Tables are based on 3.0% interest and the 1983a Annuity Mortality Tables.


Income Plan 1 - Life Income with Guaranteed Payments for 120 Months
===========================================================================================================================
                            Monthly Income Payment for each $1,000 Applied to this Income Plan
===========================================================================================================================
Annuitant's                                Annuitant's                              Annuitant's
Age                   Male     Female      Age                Male     Female             Age         Male    Female
------------------- ---------------------- ---------------- ---------------------- ---------------- -----------------------
       35              $3.43     $3.25            49           $4.15    $3.82             63           $5.52    $4.97
       36               3.47      3.28            50            4.22     3.88             64            5.66     5.09
       37               3.51      3.31            51            4.29     3.94             65            5.80     5.22
       38               3.55      3.34            52            4.37     4.01             66            5.95     5.35
       39               3.60      3.38            53            4.45     4.07             67            6.11     5.49
       40               3.64      3.41            54            4.53     4.14             68            6.27     5.64
       41               3.69      3.45            55            4.62     4.22             69            6.44     5.80
       42               3.74      3.49            56            4.71     4.29             70            6.61     5.96
       43               3.79      3.53            57            4.81     4.38             71            6.78     6.13
       44               3.84      3.58            58            4.92     4.46             72            6.96     6.31
       45               3.90      3.62            59            5.02     4.55             73            7.13     6.50
       46               3.96      3.67            60            5.14     4.65             74            7.31     6.69
       47               4.02      3.72            61            5.26     4.75             75            7.49     6.88
       48               4.08      3.77            62            5.39     4.86
=================== ====================== ================ ====================== ================ ========================

Income   Plan  2  -   Joint   and   Survivor   Life   Income   with   Guaranteed   Payments   for  120
Months
==============================================================================================================================
                            Monthly Income Payment for each $1,000 Applied to this Income Plan
==============================================================================================================================
                                                              Female Annuitant's Age
                     ---------- ------------ ----------- ---------- ---------- ---------- ---------- --------- ---------------
       Male
    Annuitant's         35         40        45          50         55           60         65           70         75
        Age
-------------------- ---------- ------------ ----------- ---------- ---------- ---------- ---------- --------- ---------------
        35            $3.09      $3.16      $3.23      $3.28      $3.32       $3.36      $3.39        $3.40       $3.42
        40             3.13       3.22       3.31       3.39       3.46        3.51       3.56         3.59        3.61
        45             3.17       3.28       3.39       3.50       3.60        3.69       3.76         3.81        3.85
        50             3.19       3.32       3.45       3.60       3.74        3.87       3.98         4.07        4.14
        55             3.21       3.35       3.51       3.68       3.87        4.06       4.23         4.37        4.48
        60             3.23       3.37       3.55       3.75       3.98        4.23       4.47         4.70        4.88
        65             3.24       3.39       3.57       3.80       4.07        4.37       4.71         5.04        5.34
        70             3.24       3.40       3.59       3.83       4.13        4.48       4.90         5.36        5.81
        75             3.25       3.41       3.61       3.86       4.17        4.56       5.04         5.61        6.22
==================== ========== ========== ========== ========== =========== ========== ============ =========== =============

Income Plan 3 - Guaranteed Number of Payments
--------------------------------- --------------------------------------------
                                  Monthly Income Payment for each
    Specified Period              $1,000 Applied to this Income Plan
--------------------------------- --------------------------------------------
        10 Years                                    $9.61
        11 Years                                     8.86
        12 Years                                     8.24
        13 Years                                     7.71
        14 Years                                     7.26
        15 Years                                     6.87
        16 Years                                     6.53
        17 Years                                     6.23
        18 Years                                     5.96
        19 Years                                     5.73
        20 Years                                     5.51
================================= ============================================

-------------------------------------------------------------------------------
GENERAL PROVISIONS
-------------------------------------------------------------------------------

The Entire Contract The entire contract consists of this Contract, any written application, any endorsements, and any riders.

All statements made in a written application are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application.

We may not modify this Contract without your consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law. Only our officers may change this Contract. No other individual may do this.


Incontestability We will not contest the validity of this Contract after the issue date.


Misstatement of Age or Sex If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

- pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or

-    stop payments until the total payments are equal to the corrected amount.


Annual Statement At least once a year, prior to the Payout Start Date, we will send you a statement containing Contract Value information. We will provide you with Contract Value information at any time upon request. The information presented will comply with any applicable law.


Settlements We may require that this Contract be returned to us prior to any settlement. We must receive due proof of death of the owner or annuitant prior to settlement of a death claim. Due proof of death is one of the following:

-    a certified copy of a death certificate; or

- a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

-    any other proof acceptable to us.

Any full withdrawal or Death Benefit under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.


Deferment of Payments We will pay any amounts due from the Variable Account under this Contract within seven days, unless:

- the New York Stock Exchange is closed for other than usual weekends or holidays, or trading on such Exchange is restricted;

-    an emergency  exists as defined by the Securities and Exchange  Commission;
     or

- the Securities and Exchange Commission permits delay for the protection of Contract holders.

We reserve the right to postpone payments or transfers from the Fixed Account options for up to six months. If we elect to postpone payments from the Fixed Account for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date the withdrawal request is received by us to the date the payment is made.


Variable Account Modifications We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the mutual fund shares underlying the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of another mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund.

In the event of any such substitution or change, we may by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.

If we deem it to be in the best interests of persons having voting rights under the contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended or it may be deregistered under such Act in the event such registration is no longer required.